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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-50833 and Form S-8 No. 333-57287) of FiNet.com, Inc. and subsidiaries and in the related Prospectus of our report dated June 11, 1999 (except Note 19, as to which the date is June 28, 1999), with respect to the consolidated financial statements and schedules of FiNet.com, Inc. and subsidiaries included in this Form 10-K for the year ended April 30, 1999.

San Francisco, California
July 29, 1999